EXHIBIT 23.1
[BDO USA, LLP Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Emerge Energy Services LP
Southlake, Texas
We hereby consent to the incorporation by reference into Registration Statements on Form S-8 (Reg. No. 333-188604) and Form S-3 (Reg. No. 333-196465) of Emerge Energy Services LP of our reports dated February 29, 2016, relating to the consolidated financial statements, and the effectiveness of Emerge Energy Services LP’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
February 29, 2016